EXHIBIT 6(b)

                       PRUDENTIAL SECURITIES INCORPORATED
                               One New York Plaza
                           New York, New York 10292


                       THE GLOBAL TOTAL RETURN FUND, INC.
                       Form of Selected Dealer Agreement

                                                         Date

(Name and Address of Outside Dealer)


          As the distributor of the front end sales load shares (to be known as Class A and hereinafter referred to as such) of THE GLOBAL TOTAL RETURN FUND, INC. managed by Prudential Mutual Fund Management, Inc., we invite you to participate as a selected dealer in the distribution of Class A shares of THE GLOBAL TOTAL RETURN FUND, INC. upon the following terms and conditions:

          1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectus of the Fund. You shall not have authority to act as agent for the Fund, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.

          2. On each sale of shares by you, the total sales charges or discounts, if any, to selected dealers shall be as stated in the attached Schedule A, as may be amended from time to time.

          Such sales charges or discounts to selected dealers are subject to reductions under a variety of circumstances as described in the Fund's then current prospectus. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge.

          There is no sales charge or discount to selected dealers on the reinvestment of dividends.

          3. As a selected dealer, you are hereby authorized (i) to place purchase orders on behalf of investors or for your own bona fide investment directly with the Fund for its Class A shares

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

subject to the applicable terms and conditions governing the placement of orders by us set forth in the Distribution Agreement between the Fund and us and subject to the applicable compensation provisions set forth in the Fund's then current prospectus and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Distribution Agreement.

          4. Redemptions of shares will be made at the net asset value of such shares in accordance with the then current prospectus of the Fund.

          5. You represent that you are a member of the National Association of Securities Dealers, Inc. and that you agree to abide by the Rules of Fair Practice of such Association.

          6. This Agreement is in all respects subject to Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. which shall control any provisions to the contrary in this Agreement.

          7.  You agree:

          (a) To purchase shares only from us or only from your customers.

          (b) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bona fide investment.

          (c) That you will not purchase any shares from your customers at prices lower than the redemption prices then quoted by the Fund. You shall, however, be permitted to sell shares for the account of their record owners to the Fund at the redemption prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

          (d) That you will not delay placing customers' orders for shares.

          (e) That if any shares confirmed to you hereunder are redeemed by the Fund within seven days after such confirmation of your original order, you shall forthwith refund to us the full sales charge or discount, if any, allowed to you on such sales.

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

          We shall forthwith pay to the Fund our share of the sales charge, if any, on the original sale, and shall also pay to the Fund the refund from you as herein provided. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

          (f) At your own expense to defend any suit, claim, action or other proceeding brought by any party against the Fund, its transfer agent, or PMFD and indemnify and hold harmless PMFD, the Fund and its transfer agent, their officers, directors, employees, agents and assigns, from and against any and all direct or indirect losses, claims, demands, damages (including consequential damages), liabilities, attorneys' fees, interest and other costs, all expenses of litigation or arbitration and any amounts agreed upon in settlement, that may be assessed against, suffered or incurred by any one or more of the above parties (whether pursuant to this Agreement or otherwise) as a result of or arising out of, directly or indirectly, any sale of the Fund, breach of representations or warranties herein; or as a result of or arising out of, directly or indirectly, your failure to comply with the terms of this Agreement; or as a result of or arising out of, directly or indirectly, any error or omission in any event whether such action, failure, error, omission, misconduct or breach is committed by you or by your employees or agents, whether or not authorized or acting within the scope of their employment, pursuant to this Agreement, including that which may arise out of the malfunction of equipment, systems and programs; or as a result, directly or indirectly, of not obtaining sufficient authorization of all customers' communications and actions regarding such customers' accounts, including all transfers; or as a result, directly or indirectly, of any refusal by us to accept a purchase form a customer. Your obligations under this sub-section (f) shall survive the termination of this Agreement.

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

          8. We shall not accept from you any conditional orders for shares. Delivery of certificates, if any, for shares purchased shall be made by the Fund only against receipt of the purchase price, subject to deduction for the sales charge or discount reallowed to you and our portion of the sales charge on such sale, if any. If payment for the shares purchased is not received within the time customary for such payments, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Fund (in which case you will be responsible for any loss, including loss of profit, suffered by the Fund resulting from your failure to make payments as aforesaid), or, at our option, we may sell on your behalf the shares ordered back to the Fund (in which case we may hold you responsible for any loss, including loss of profit suffered by us resulting from your failure to make payment as aforesaid).

          9. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the applicable then current prospectus. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

          10. From time to time during the term of this Agreement we may (but are not hereby obliged to) make payments to you pursuant to the distribution plan adopted by the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), in consideration of your furnishing distribution services hereunder with respect to the Fund. Any such payments made pursuant to this
Section 10 shall be subject to the following terms and conditions:

          (a) Any such payments shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted by the plan in effect with respect to the Fund. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement.

          (b) The provisions of this Section 10 relate to the plan adopted by the Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person

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

authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 10 shall provide the Fund's Board of Directors or Trustees, and the Directors or Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

          (c) The provisions of this Section 10 applicable to the Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Act. The provisions of this
Section 10 shall automatically terminate with respect to a particular plan in the event of the assignment (as defined by the Act) of this Agreement, in the event such plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this
Section 10 may be terminated at any time, without penalty, by either party with respect to any particular plan on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

          11. No person is authorized to make any representations concerning shares of the Fund except those contained in the current prospectus and printed information issued by the Fund or by us as information supplemental to each prospectus. We shall supply prospectuses, reasonable quantities of supplemental sales literature, sales bulletins, and additional information as issued. You agree not to use other advertising or sales material relating to the Fund, unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus and statement of additional information for the Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

          12. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or partner thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party at his or its address as shown

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

below. This Agreement may be amended by us at any time and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.



          13. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

Very truly yours,

PRUDENTIAL SECURITIES INCORPORATED

By: _______________________    DATE: _____________________


Firm Name ___________________________

Address   ___________________________

City      ________  State ___________    Zip Code

ACCEPTED BY (signature)  ________________________________________

           Name (print)  _______________________________________

                  Title  ________________

Date __________________________ 199___  Phone # __________________


               Please return two signed copies of this Agreement
                  (one of which will be signed above by us and
                thereafter returned to you) in the accompanying
                              return envelope to:

                       Prudential Securities Incorporated
                         One New York Plaza, 8th Floor
                          New York, New York    10292
                            Attention:  P.J. Berman




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

                       THE GLOBAL TOTAL RETURN FUND, INC.


                                   SCHEDULE A
                                   ----------


Amount of        Sales Charge       Sales Charge        Dealer
Purchase         as Percentage of   as Percentage of    Concession as
                 Offering Price     Net Amount          Percentage of
                                    Invested            Offering Price

-----------------------------------------------------------------------
-----------------------------------------------------------------------

Less then            4.00%              4.17%              3.75%
 $50,000
-----------------------------------------------------------------------
$50,000 to           3.50%              3.63%              3.25%
 $99,999
-----------------------------------------------------------------------
$100,000 to          2.75%              2.83%              2.50%
 $249,999
-----------------------------------------------------------------------
$250,000 to          2.00%              2.04%              1.90%
 $499,999
-----------------------------------------------------------------------
$500,000 to          1.50%              1.52%              1.40%
 $999,000
-----------------------------------------------------------------------
$1,000,000 and       None               None               None
 above
-----------------------------------------------------------------------
-----------------------------------------------------------------------

-----------------------------------------------------------------------



                                                                            GL95

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